UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ALPHA PRO TECH, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALPHA PRO TECH, LTD.

60 Centurian Drive

Markham, Ontario, Canada

L3R 9R2

Telephone:   (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2007 annual meeting of shareholders of Alpha Pro Tech, Ltd., (the “Company”) will be held at the Bally’s Hotel, 3645 Las Vegas Boulevard South, Las Vegas, Nevada, on:

Monday, June 4, 2007

at the hour of 9:30 o’clock A.M. (local time) for the following purposes:

1.	To elect seven directors to serve until the 2008 annual meeting of shareholders.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accountants for fiscal 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors unanimously recommends that you vote FOR each of the proposals set forth in this Proxy Statement.

Accompanying this Notice is the Proxy Statement and Proxy Card.

The Board of Directors set April 18, 2007, as the record date for the meeting.  This means that owners of the Company’s common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting.  We will make available a list of Shareholders of the Company as of the close of business on April 18, 2007 for inspection during normal business hours from May 24 through June 4, 2007, at the Bally’s Hotel, in Las Vegas, Nevada.  This list will also be available at the meeting.

DATED: April 30, 2007

BY ORDER OF THE BOARD OF DIRECTORS

AL MILLAR

President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario

L3R 9R2

PROXY STATEMENT

This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or about May 4, 2007.

ABOUT THIS MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors and ratification of the appointment of our independent registered public accountants.  In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record of common stock at the close of business on April 18, 2007 are entitled to vote.  Each shareholder of common stock is entitled to one vote per share.  We are authorized to issue 50,000,000 common shares, par value $.01 per share.  There were issued and outstanding 25,020,953 shares of common stock as of the close of business on April 18, 2007.  There is only one class of shares.

How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you.  Voting information is provided on the enclosed proxy.

What if my shares are held by a broker or nominee?

If you hold your shares in “street name” i.e. in the name of a broker, bank or other record holder, follow the voting instructions on the form you receive from them.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to Proposal 1, the election of directors and on Proposal 2.  We are not aware of any other matter that may be properly presented.  If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote For:

•                  the election of the nominated directors; and

•                  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2007.

Can I go to the Annual Meeting if I vote by proxy?

Yes.  Attending the meeting does not revoke the proxy.  However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No.  As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available if actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Proposal 2.  Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote.  The election of directors will be by a plurality of the votes cast.  A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  We may reimburse shareholder’s nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by us.

ANNUAL REPORT

The Annual Report for the year ended December 31, 2006 containing financial and other information about the Company is enclosed.

ELECTION OF DIRECTORS

Proposal 1.

The Board of Directors of the Company is currently fixed at seven members.  Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified.  Mr. Donald E.Bennett, Jr. resigned from the Board of Directors on April 16, 2007 and he is not standing for re-election to the Board at the 2007 Annual Meeting.  The Board extends its appreciation to Mr. Bennett for his dedication during his years of service on the Board. Accordingly, the six remaining directors will serve on the Board until the 2007 Annual Meeting.  The Board of Directors proposes that the seven nominees described below, be elected for a new term of one year and until their successors are duly elected and qualified.  All nominees are currently directors and all were elected by the shareholders at our last annual meeting with the exception of Danny Montgomery who was recommended by the Governance Committee to fill the vacancy created by the retirement of Donald E.Bennett, Jr.

Each of the nominees has consented to serve.  If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees listed below to serve as our Directors until the next Annual Meeting or until their successors are duly elected and qualified..

There are set forth below following the names of the nominees, their present positions and offices with the Company, their principal occupations and business experience during the past five years, directorships held with other corporations, certain other information, their ages and the date first elected as a director or executive officer.

SHELDON HOFFMAN (age 69) is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989.  Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. (“CCL”), a manufacturer of aerosol and liquid products and containers.  Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR (age 65) has been a director of the Company since July 11, 1989 and president since August 1, 1989.  Mr. Millar has spent over 30 years as a professional in sales and marketing including international marketing.  Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL.  He then joined CCL as manager of business development for North America.  In March 1988, he formed Milmed International Distributors Limited to distribute the Company’s products internationally.  In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT H. ISALY  (age 78) has been a director of the Company since November 20, 1989.  He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992.  Prior thereto he was involved with two Ohio based family businesses, the Isaly Dairy Company and the H.R. Isaly Cheese Company.  He is currently an independent businessman.

JOHN RITOTA (age 55) has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida.

RUSSELL MANOCK  (age 59) is a chartered accountant and has been a director of the Company since June 10, 2000.  He has been a senior partner in the public accounting firm, Snow & Manock in Toronto, Ontario, Canada since 1976.

DAVID B. ANDERSON  (age 55) has been practicing law in Birmingham, Alabama since 1976, and has been a director of the Company since April 28, 2004.  He is currently a partner with Waller Lansden Dortch & Davis, LLP.

DANNY MONTGOMERY (age 58) is the Senior Vice President of Alpha ProTech Engineered Products, Inc and the Senior Vice President of Manufacturing.  Mr. Montgomery has 40 years manufacturing and sales experience in various plastic and polymer industries.  Mr. Montgomery joined Alpha Pro Tech in July 1994 when the assets of Ludan Corp, a company he founded and managed, were acquired by Alpha Pro Tech, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2007 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of  more than 5% of the Company’s Stock.

Directors, Executive Officers	Number of Shares
and 5% Shareholders	Beneficially Owned		Percent of Class

William R. Lykken 740 McHugh Avenue Grafton, ND	1,503,276	(1)	6.0%

Al Millar, President and Director	1,699,811	(2)	6.8%

Sheldon Hoffman, CEO and Director	1,337,638	(3)	5.3%

Robert H. Isaly, Director	558,790	(4)	2.2%

John Ritota, Director	186,444	(5)	*

Lloyd Hoffman, CFO and Sr. VP—Finance and Administration	285,000	(6)	1.1%

Russell Manock, Director	100,900	(7)	*

Michael Scheerer Sr. VP—Sales and Marketing	461,900	(8)	1.8%

David B. Anderson, Director	79,334	(9)	*

Danny Montgomery Sr. VP—Engineered Products and Manufacturing	213,820	(10)	*

All directors and executive officers as a Group (9 persons)	4,923,637		19.7%

*Represents less than 1 percent of our outstanding shares.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

(1)           Includes 32,163 shares owned beneficially by Mr. Lykken’s wife, as to which Mr. Lykken disclaims beneficial ownership.

(2)           Includes 375,000 shares subject to currently exercisable options; and includes 120,942 shares and 35,000 shares subject to currently exercisable options owned beneficially by Mr. Millar’s wife, as to which Mr. Millar disclaims beneficial ownership.

 (3)          Includes  375,000 shares subject to currently exercisable options; and includes 73,002 shares owned beneficially by Mr. Hoffman’s wife, as to which Mr. Hoffman disclaims beneficial ownership.   Does not include 410,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman disclaims beneficial ownership.  The beneficiaries of the Hoffman Family Trust are Mr. Hoffman’s wife and their two children.  Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.

(4)           Includes 138,000 shares subject to currently exercisable options; and  includes 79,700 shares owned beneficially by Mr. Isaly’s wife, as to which Mr. Isaly disclaims beneficial ownership.

(5)           Includes 30,000 shares subject to currently exercisable options; and includes 8,750 shares owned beneficially by Dr. Ritota’s wife and 5,000 shares owned beneficially by Dr. Ritota’s daughter as to which Dr. Ritota disclaims beneficial ownership.

(6)           Includes 210,000 shares subject to currently exercisable options.  Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.

(7)           Includes 30,000 shares subject to currently exercisable options; and includes 2,500 shares owned beneficially by Mr. Manock’s wife as to which Mr. Manock disclaims beneficial ownership.

(8)           Includes 150,000 shares subject to currently exercisable options; and 38,450 shares owned beneficially by Mr. Scheerer’s wife as to which Mr. Scheerer disclaims beneficial ownership.

(9)           Includes 40,000 shares subject to currently exercisable options.

(10)         Includes 60,000 shares subject to currently exercisable options; and 8,270 shares owned beneficially by Mr. Mongomery’s wife as to which Mr. Montgomery disclaims beneficial ownership

A currently exercisable option is one which is exercisable within 60 days from the date hereof.

Applicable percentage of ownership is based on 25,020,955 shares of our common stock outstanding on March 31, 2007 and treats as outstanding all shares underlying currently exercisable options held by the identified person, director or officer in the first column.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The address of each of the executive officers and directors is care of Alpha Pro Tech, Ltd., 60 Centurian Dr., Suite 112, Markham, Ontario, Canada L3R 9R2.

INFORMATION REGARDING THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

The principal role of our Board of Directors is to oversee the management of the Company’s affairs for the benefit of our shareholders.  During each year we review our corporate governance policies and practices and compare them to those suggested by various authorities in the matters of corporate governance and the practice of other companies, taking into account the size and resources of our Company.  Additionally we continue to review the provisions of the Sarbanes-Oxley Act of 2002 and new, as well as proposed rules of the SEC and the enhanced listing standards of the American Stock Exchange (the “Amex”)

Our Board of Directors has a standing Organizational Development and Compensation Committee, a Nominating/Governance Committee and an Audit Committee.  The functions of each of the Organizational Development and Compensation Committee, the Nominating/Governance Committee and the Audit Committee are governed by charters that have been adopted by the Board of Directors.  Our Board of Directors also has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees.

The charters of the Organizational Development and Compensation Committee, Nominating/ Governance Committee and the amended and restated charter of the Audit Committee, and the Code of Business Conduct and Ethics are available in the “Corporate Governance” section of our website at www.alphaprotech.com.  The Company intends to disclose any amendments to the Code of Business and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company on the Company’s website.  As of the date of this Proxy Statement, there have been no such waivers.

Directors Independence

The Amex listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as director or Board Committee member.  A director is not independent if he or she fails to satisfy the standards for independence under the Amex listing standards, the rules of the Securities and Exchange Commission, and any other applicable laws, rules and regulations.

The Board of Directors, after a review of all relevant facts and circumstances has affirmatively determined that each of the Directors and nominees, with the exception of Sheldon Hoffman, Alexander W. Millar and Danny Montgomery, is free from any material relationship with the Company and is independent.

Audit Committee

The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee.  The specific functions and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter which was adopted by the Board in April 2004 and included as an exhibit to the Proxy Statement in 2004.  It is available on the Company’s website.

The Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the Amex listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.  The Board has also determined that Russell Manock qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.  As an audit committee financial expert, Mr. Manock also satisfies the Amex accounting and financial management expertise requirements.

The audit committee consisting of Messrs Russell Manock, Robert H. Isaly and John Ritota, with Mr. Manock as chairman, met six times in 2006

Organizational Development and Compensation Committee

In April 2004, the Board expanded the function of the Compensation Committee to encompass organizational development and adopted an Organizational Development and Compensation Committee Charter, which is available on the Company’s website.

The Committee’s function is to assist the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and training of all management levels and producing the Committee Report.  The Committee administers the Company’s Stock Option Plans and its Retirement Savings Plan (the “401(k) Plan”).  The Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company.  Each of the members of the Committee is independent within the meaning of the Amex listing standards.

The Organizational Development and Compensation Committee, consisting of Messrs. John Ritota (Chairman), Robert H. Isaly and David B. Anderson met five times in 2006.

Nominating/Governance Committee

In April 2004 the Board of Directors formed a Nominating/Governance Committee and adopted the requisite charter.

The purpose of the Nominating/Governance Committee (the “Committee”) is to (1) identify and recommend to the Board of Directors (the “Board”) candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend to the Board, corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations and recommend to the Board any changes to the Code and such policies and programs, and (5) oversee the Board’s annual evaluation of its own performance.

The Committee consists of three directors designated by the Board, each of whom is an “independent director” under the Company’s corporate governance guidelines and the rules of the Amex.  All members of the Committee shall have in the judgment of the Board, the judgment, aptitude and experience required to advise the Board on matters relating to the selection of directors and matters of corporate governance and of business conduct and ethics.

The Board has established a process for shareholders and other interested parties to send communications to the Board as a group or any individual Director.  A description of this process can be found in the “Corporate Governance” section of our website.

The Committee, consisting of Messrs. David B. Anderson, Russell Manock and Robert H. Isaly, with Mr. Anderson as Chairman, met five times in 2006.

How often did the Board meet in 2006?

During 2006, the Board of Directors of the Company held six meetings.  Each director attended 100% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he served.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

How are directors compensated?

Under the Company’s Corporate Governance Guidelines, non-employee Director Compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a Director. The following table shows compensation for non-employee directors for fiscal 2006:

Annual Board retainer (1)	$12,000
Annual stock option grant (2)	15,000 shares

1     Per non-employee directors

2     In  fiscal 2006, each of the current non-employee directors

They are also reimbursed for their direct expenses incurred in attending a Board or Committee meeting.   Non employee directors are paid bi-annually in June and December .

Beginning with the Company’s 2004 annual meeting of shareholders, each non-employee director became eligible to receive (i) a grant of a non-qualified stock option to purchase up to a maximum of 15,000 shares of common stock at each annual meeting at which he or she continues as a non-employee director, and (ii) a grant of a non-qualified option to purchase up to a maximum of 25,000 shares of common stock at the time he or she first becomes a non-employee director.  Notwithstanding the foregoing, an individual who was first appointed a non-employee director on or after January 1, 2004 and prior to the Company’s 2004 annual meeting of shareholders received only the initial stock option grant described in (ii) above.

The Organizational and Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished the following report on executive compensation to the shareholders of the Company.

ORGANIZATIONAL DEVELOPMENT &
COMPENSATION COMMITTEE REPORT

The Organizational Development & Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Organizational Development & Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Organizational Development & Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Organizational Development & Compensation Committee:

John Ritota

Robert Isaly

David Anderson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

 This Compensation Discussion and Analysis will explain the material elements of the compensation of the Company’s named executive officers and describe the objectives and principles underlying the Company’s executive compensation programs.

 Executive Compensation Objectives

 The Company’s executive compensation objectives are to:

•                  Motivate and retain highly qualified managers and executives

•                  Link executives’ total compensation to company and individual job performance

•                  Provide an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

 The key elements of the Company’s executive compensation program are base salary, annual incentive compensation, long-term incentive compensation and contractual compensation. Explanation of each of these elements appears below.

•                  Base salary is consistent with competitive practices and levels of responsibility. The Company pays it executives a fixed, annual salary.  Salaries provide a degree of financial stability for the executives, with salary increases designed to reward recent performance and contributions The Company reviews and may revise salaries for executives each year. The CEO and President make the recommendations to the Committee in the case of the other executive officers.

•                  Cash Bonus & Stock Options reflect the individual’s contribution to the overall financial performance of the Company.  The Company uses stock options to provide long-term incentive compensation and to link the financial interests of its executives with the financial interests of its stockholders. The Company’s program for granting stock options contributes significantly to that linkage.

o                 Stock options become exercisable over time, usually five years, with a three year vesting period, and thus requires a long-term commitment by executives to realize the appreciation potential of the options

o                 All options have an option price that is not less than the fair market value of the stock on the date of grant.  The terms of the options and the dates after which they become exercisable were established by the Board with respect to incentive stock options, within the parameters of the new 2004 Stock Option Plan.  We do not grant stock appreciation rights.  The 2004 Stock Option Plan combines two previously expired separate plans for employees and directors.

•                  Contractual Incentive Awards are provided for two executive employees through a profit participation incentive compensation.  Mssrs Alexander Millar and Sheldon Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

o                 The CEO and President were each compensated on a salary and pay-for-performance approach.  Taken into consideration were overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company’s business as established in its five year plan.  Contractual incentive awards were earned in 2006 by both the Company’s CEO and President.

Compliance with Section 162 (m) of the Internal Revenue Code of 1986

Deductibility of Compensation   The Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain “performance-based” requirements.  Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company’s tax deduction for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time.  As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules.  As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 2006 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

The Company believes that each key element complements the others and that together they achieve the Company’s principal compensation objectives.

The Summary Compensation Table shows the compensation of each named executive officer for the fiscal years ended December 31,2006, 2005 and 2004

Compensation Committee Interlocks

The Membership of the compensation committee is set forth under “Report of the Compensation Committee.”  During the fiscal year ended December 31, 2006, no director or executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer or director serving on our Board of Directors or compensation committee.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years for services in all capacities of those persons who were as of December 31, 2006, the Chief Executive Officer and each of the most highly compensated executive officers (a total of five persons), to the extent each earned more than $100,000 in salary, bonus and other compensation (“Named Officers”).

	Annual Compensation			Long Term Compensation Awards
Name and				Shares
Principal				Underlying	All Other
Position	Year	Salary($)	Bonus($)	Options(#)	Compensation(1)	401(k) (2)

Sheldon Hoffman	2006	387,500	214,500	100,000
CEO	2005	287,500	159,000
	2004	250,000	250,000	75,000

Al Millar	2006	387,500	214,500	100,000
President	2005	287,500	159,000
	2004	250,000	250,000	75,000

Michael Scheerer	2006	190,000	45,000	50,000	14,000
Sr. V.P.- Sales and	2005	165,000	35,000		14,000
Marketing	2004	160,000	50,000	50,000	14,000

Lloyd Hoffman	2006	234,000	45,000	50,000
CFO and Sr.V.P.-	2005	179,000	35,000
Finance & Administration	2004	160,000	50,000	50,000

Danny Montgomery	2006	204,000	45,000	50,000		2,024
Sr. V.P. Engineered	2005	159,000	30,000
Products & Manufacturing	2004	130,000	30,000	50,000

(1)             Represents annual car allowance

(2)             Represents matching contributions made by us under our 401(k) plan.

Stock Options

The following table provides information with respect to option grants during fiscal year 2006 to the named executive officers. The options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the Amex on the grant date, have a five-year life, and are scheduled to vest in equal installments over three years beginning one year after grant date. The Compensation Committee, which administers the Company’s stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
		% of Total			at Assumed Annual
		options			Rates of Stock Price
	Number of	Granted to			Appreciation for Option
	Options	Employees in	Exercise	Exp.	Term(1)
Name	Granted	Fiscal Year	Price ($/share)	Date	5% ($)	10%($)
Sheldon Hoffman	100,000	23.3%	$1.98	8/22/11	$54,700	$120,900
Al Millar	100,000	23.3%	$1.98	8/22/11	$54,700	$120,900
Michael Scheerer	50,000	11.6%	$1.98	8/22/11	$27,350	$60,450
Lloyd Hoffman	50,000	11.6%	$1.98	8/22/11	$27,350	$60,450
Danny Montgomery	50,000	11.6%	$1.98	8/22/11	$27,350	$60,450

(1)             Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 5-year option term.  The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future common stock price.  This table does not take into account any appreciation in the price of the common stock to date, which exceeds the hypothetical gain shown in the table.

The following table provides information with respect to option exercises during fiscal 2006 by each of the named executive officers and the status of their options at December 31, 2006. In accordance with SEC rules, values are calculated by subtracting the exercise price from the average of the high and low prices reported for Alpha Pro Tech common stock in Amex transactions on the date of exercise, in the case of exercises, or on December 29, 2006, the last trading day before December 31, 2006, in the case of fiscal year-end values.

OPTION EXERCISES AND YEAR END HOLDINGS

		Value Realized on	Number of Unexercised Options		Value of Unexercised In-the-
	Number of Shares	Exercise (FMV on	12/31/06		Money Options 12/31/06 (1)
	Acquired on Exercise	sale-exercise price)	Exercisable	Unexercisable	Exercisable	Unexercisable
Al Millar	60,392	$71,526	539,608	100,000	$1,003,982	$82,000
Sheldon Hoffman	60,392	$71,526	539,608	100,000	$1,003,982	$82,000
Lloyd Hoffman	62,841	$83,001	272,159	50,000	$499,350	$41,000
Michael Scheerer	100,000	$147,550	200,000	50,000	$349,000	$41,000
Danny Montgomery	80,000	$89,525	60,000	50,000	$80,100	$41,000

(1)             Calculated on the basis of the fair market value of the common stock at December 31, 2006 of $2.80 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. The options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the Amex on the grant date, have a five-year life, and are scheduled to vest in equal installments over three years beginning one year after grant date.

Employment Arrangements

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each).  Each earned a bonus of $335,000 for 2006.

Benefit Plans

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2006, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (4)
Equity compensation plans approved by shareholders	1,428,375	(1)	$0.85	0
Equity compensation plans not approved by shareholders	158,000	(2)	0.81	0
Equity compensation plan approved by shareholders	995,000	(3)	1.80	1,430,000
Total	2,581,375		$1.21	1,430,000

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the shareholders approved 1993 Incentive Stock Option Plan.

(2)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the 1993 Directors Plan not approved by shareholders.

(3)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the shareholders approved 2004 Stock Option Plan.

(4)	The number shown in column (c) is the number of shares that may be issued upon exercise of options granted in the future under the 1993 Plans and the 2004 plan.

Incentive Stock Option Plan

The Company has an Incentive Stock Option Plan (the “Plan”) for Officers and other Key Employees which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company’s Common Stock on the date of grant.  The options are not transferable.  There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year.  The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed five years. As of December 31, 2006, options covering an aggregate of 1,428,375 shares were outstanding.  In the year ended December 31, 2006, no options were granted. The Plan expired on September 30, 2003 and no additional grants can be made.

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) which is intended to qualify under Section 401(k) of the Internal Revenue Code.  Employees of the Company who have attained age 21 and completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code.  Under the 401(k) Plan the Company is matching 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation.  The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested.  The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability.  A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.  The Company’s only contribution in 2006 on behalf of any officer named under “Executive Compensation” was $2,024 on behalf of Danny Montgomery.

PENSION BENEFITS
Name	Plan	Employer Contribution
Danny Montgomery	401 (k)	$2,024

Directors Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2006.

Name	Position	Year	Salary (1)	Option Awards (2)
Robert Isaly	Director	2006	$12,000	$1,550
John Ritota	Director	2006	$12,000	$1,550
Russell Manock	Director	2006	$12,000	$1,550
David Anderson	Director	2006	$12,000	$1,550

(1)             Directors of the Company who are not also employees of the Company are paid an annual retainer of $ 12,000.

(2)             Option Awards.  The amount in this column consists of the dollar amount of expense recognized in 2006 for financial statement reporting purposes in respect of stock option awards for each non-employee director (disregarding any adjustments for estimated forfeitures), and thus includes amounts attributable to awards made in 2006.  The grant date fair value of annual stock options awards to each non-employee director in 2006, computed in accordance with FAS 123(R), was equal to $ 6,200.

Each non-employee director of the Company received a grant of an option to purchase 15,000 shares on August 23, 2006.  All of the options were granted at an exercise price equal to the closing market price on the date of grant, and become exercisable in three equal annual installments, commencing on year from the grant date.

Directors Stock Option Plan

The Board of Directors of the Company, in October, 1993, approved the 1993 Directors Stock Option Plan (the “Directors Plan”) covering an aggregate of 600,000 shares of common stock, subsequently increased to 1,050,000 shares.  A committee of the Board of Directors who are not eligible to participate administers the Directors Plan.  Only directors of the Company who are not employees of the Company are eligible to participate in the Plan.  Each option granted has an exercise price equal to fair market value of the date of grant.  As of December 31, 2006, options covering an aggregate of 158,000 shares were outstanding.  In the year ended December 31, 2006,  nooptions were granted. The Plan expired on September 30, 2003 and no additional grants can be made. The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman and Millar.

Post-Employment Benefits

On April 16, 2007 Donald Bennett Jr. was terminated from his position of Sr. VP Manufacturing of Alpha Pro Tech, Inc. and has left the company.

Mr. Bennett’s total severance package is $ 320,100 to be paid over 18 months in equal installments of $17,783.

THE ALPHA PRO TECH, LTD.

2004 STOCK OPTION PLAN

On June 8, 2004, shareholders approved a new Alpha Pro Tech, Ltd. 2004 Stock Option Plan (the “2004 Plan”). The 2004 Plan succeeded the 1993 Incentive Stock Option Plan (the “1993 Plan”) and the 1993 Directors Stock Option Plan (the “Directors Plan”). The 1993 Plan expired by its terms in September  2003, and the Directors Plan similarly expired in October 2003, and no further stock options can be granted under either 1993 Plan.

The 2004 Plan is a stock-based compensation plan that provides for grants of stock options.  The 2004 Plan is intended to recognize the contributions made to the Company by key employees of the Company and its subsidiaries and affiliated companies, provide key employees (officers, other employees and consultants) with additional incentive to devote themselves to the future success of the Company, and improve the ability of the Company to attract, retain and motivate individuals. The 2004 Plan also is intended as an additional incentive to members of the Board of Directors of the Company to serve on the Board and to devote themselves to the future success of the Company.

The Board believes that the adoption of the 2004 Plan was in the best interests of the Company and its shareholders. The Board believes that the use of stock options has enabled the Company to attract, retain and motivate talented and experienced individuals.

The 2004 Plan includes provisions designed to serve shareholders’ interests and promote effective corporate governance, including the following:

•                                          No Discounted Stock Options. The 2004 Plan prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted.

•                                          No Annual “Evergreen” Provision. The 2004 Plan fixes the number of shares available for grant at 2,500,000 shares and does not provide for any increase based on an increase in the number of outstanding shares of common stock.

•                                          Limitations on Stock Option Repricings. The 2004 Plan may not be amended to provide for the repricing of stock options.

•                                          Limitations on Size of Awards. The 2004 Plan limits the number of stock options that may be granted to an individual in any single calendar year.

•                                          Vesting Periods. Under the 2004 Plan, 100% of the stock options may vest on the first anniversary of the date of grant, subject in each case to a limited exception for termination of employment without cause.

The following is a summary of the 2004 Plan.   A copy of the 2004 Plan may be seen on our website.

Description of the 2004 Plan

Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the 2004 Plan is 2,500,000. Of these 2,500,000 shares: (i) the maximum number of shares that may be used for stock options to officers and key employees is 2,000,000, (ii) the maximum number of stock options issuable to non-employee directors is 500,000.

Shares issuable under the 2004 Plan will be authorized but unissued shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any stock option grant made under the 2004 Plan for any reason, the shares will again be available for issuance. The number of shares of common stock issuable under the 2004 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Board has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2004 Plan.

Grants of stock options under the 2004 Plan may be transferred, by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as may be permitted by the Board with respect to a non-qualified stock option transferred by the participant during his lifetime.

Administration. The 2004 Plan is administered by the Board, which has authority to delegate administration to the Organizational Development & Compensation Committee (the “Committee”), so long as the Committee is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Board or Committee, as applicable, has full authority to select the individuals who will receive awards under the 2004 Plan, determine the amount of each grant, and establish the terms and conditions of the grant. The Board or Committee may delegate to an officer of the Company its authority to grant options to employees who are not subject to Section 16 of the Exchange Act or who are not “covered employees” under Section 162(m) of the Code. To the extent such authority has been delegated, references in this summary to the “Board” mean the Committee, or the officer of the Company.

Eligibility. All employees and consultants of the Company designated as key employees for purposes of the 2004 Plan and all non-employee directors of the Company are eligible to receive a grant of a stock option under the 2004 Plan. On March 31, 2004, approximately 152 key employees and all non-employee directors were eligible to participate in the 2004 Plan and receive grants of stock options.

Stock Option Agreements. Each stock option made under the 2004 Plan will be evidenced by a written agreement specifying the terms and conditions of the grant as determined by the Board in its sole discretion, consistent with the terms of the 2004 Plan. If a participant fails to enter into an agreement at the request of the Board, then the grant subject to the agreement will be forfeited and cancelled.

Grants To Key Employees. The 2004 Plan provides for discretionary awards of stock options.

Stock Options.    The Board has the sole discretion to grant non-qualified stock options or incentive stock options to key employees and to set the terms and conditions applicable to the options, including the type of option and the number of shares subject to the option, provided that (i) the exercise price of each stock option shall be the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”), (ii) unless otherwise provided in the stock option agreement, an option will vest 100% on the first anniversary of the date of grant, and the Board cannot provide that a stock option will vest more rapidly (except in the case of the key employee’s termination of employment without cause, in which case the Board has the discretion to accelerate the vesting date), and (iii) each option will expire 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, so much of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option will be granted after 10 years from the date the 2004 Plan was adopted.

Grants to Non-Employee Directors. Under the 2004 Plan, non-employee directors are eligible to receive non-qualified stock options.

Stock Options.    Beginning with the Company’s 2004 annual meeting of stockholders, each non-employee director is eligible to receive (i) a grant of a non-qualified option to purchase up to a maximum of 15,000 shares of common stock at each annual meeting at which he or she continues as a non-employee director, and (ii) a grant of a non-qualified option to purchase up to a maximum of 25,000 shares of common stock at the time he or she first becomes a non-employee director. Notwithstanding the foregoing, an individual who is first appointed a non-employee director on or after January 1, 2004 and prior to the Company’s 2004 annual meeting of stockholders will receive only the initial stock option grant described in (ii) above.

The Board has the discretion to determine the number of shares subject to a stock option granted to each non-employee director and to establish the terms and conditions of such stock option, provided that (i) unless otherwise set forth in the stock option agreement, each stock option will vest 100% on the first anniversary of the date of grant, and the Board cannot provide that a stock option will vest more rapidly (except in the case of the non-employee director’s termination of service on the Board, in which case the Board has the discretion to accelerate the vesting date), (ii) the exercise price shall be the fair market value of the common stock on the date of grant, and (iii) each stock option shall expire ten years after the date of grant.

Payment of Stock Options and Withholding Taxes. The Board may make one or more of the following payment methods available for payment of any stock option grant, including the exercise price of a stock option: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the grant to pay the exercise price; delivery of previously acquired shares of common stock that are acceptable to the Board and that have an aggregate fair market value on the date of exercise equal to the exercise price; or certification of ownership by attestation of such previously acquired shares. In the event any withholding tax is required to be withheld in connection with a grant, the Board may permit the holder of the grant to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above, and/or by directing the Company to withhold shares of common stock otherwise issuable in connection with the grant having a fair market value equal to the amount required to be withheld.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the 2004 Plan, in the event of a “Change in Control” of the Company, all outstanding grants will become fully exercisable, all restrictions applicable to all grants will terminate or lapse. In addition, upon such Change in Control, the Board has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any grant then outstanding as the Board deems appropriate to reflect such Change in Control and cause any such grant then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Stock Option Agreements; Amendment and Termination of the 2004 Plan. The Board may amend any stock option agreement at any time, provided that no amendment shall adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2004 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule and provided that no amendment shall adversely affect the right of any participant under any outstanding grant in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company’s common stock are listed, or result in the repricing of stock options.

Notwithstanding the foregoing, there shall be no amendment to the 2004 Plan or any stock option agreement that results in the repricing of stock options.

Stock Options Granted under the 2004 Plan.  Except as described below, it is not possible at this time to determine the awards that will be made in 2007 and future years under the 2004 Plan. Information relating to option grants made in 2006 to the executive officers named in the Summary Compensation Table is set forth under the “Option Grants in Last Fiscal Year” table.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the 2004 Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants should consult with their individual tax advisers to determine the tax consequences associated with stock options granted under the 2004 Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. In connection with any grant, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary or Affiliated Company may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such grant or to comply with applicable law.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Audit Committee Report

The report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specific filing.

The Audit Committee of the Board of Directors has furnished the following report to shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The audit committee, which is appointed annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders, currently consists of three directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the American Stock Exchange in 2006.  The audit committee currently acts under an amended and restated written charter which was adopted by the Board of Directors in April 2004.  As described in its charter, the audit committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company’s independent registered public accountants.  The audit committees is not responsible for planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with the generally accepted accounting principles.

In accordance with rules adopted by the Securities and Exchange Commission, the audit committee of the Company states that:

•                  The audit committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2006.

•                  The audit committee has discussed with PricewaterhouseCoopers, LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No.  61, as modified or supplemented.

•                  The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussion with Audit Committees”), as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the independent registered public accountant’s independence.

Based upon the review and discussions referred to above, and relying thereon, the audit committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Russell Manock (Chairman)

Robert H.  Isaly

John Ritota

Proposal 2.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent registered public accountants to examine the financial statements of the Company for the fiscal year 2007.  The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the Meeting.  If shareholders should fail to ratify the appointment of the independent accountants, the Audit Committee would reconsider the appointment.

PricewaterhouseCoopers LLP has served as the independent accountants for the Company since 1992.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make statements if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees

The following table sets forth the fees billed to us by PricewaterhouseCoopers, LLP, our independent auditor, as of and for the years ended December 31, 2006 and 2005:

	For the Year Ended December 31,
	2006	2005
Audit fees	$168,000	$151,000
Tax fees	42,000	49,000
	$210,000	$200,000

The audit fees billed by PricewaterhouseCoopers LLP were an aggregate of $210,000 and $200,000 for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 respectively and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Tax fees billed by PricewaterhouseCoopers LLP were related to tax compliance; filing tax returns and tax advice on state tax requirements.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.  Ratification requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representation that no other reports were required, the Company believes that during 2006 all Section 16(a) filing requirements applicable to its officers and directors were in compliance.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST.  REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO.  THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY’S REASONABLE EXPENSES.

WHERE CAN I GET MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information (including press releases on Form 8-K) with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities

Enclosed with this Proxy Statement is a copy of our Annual Report  for the Fiscal Year Ended December 31, 2006, along with the accompanying financial statements and schedules. The Annual Report is not to be regarded as proxy soliciting material. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Alpha Pro Tech, Ltd. 60 Centurian Drive, Suite 112, Markham ON, L3R 9R2.

Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

•                   our investor information line at 1-905-479-0654 ext 231; and

•                   various financial web sites, which provide copies of or links to our SEC filings and press releases, all of which may also be obtained from Investor Relations on our website at www.alphaprotech.com or email our Investor Relations at ir@alphaprotech.com.

FUTURE PROPOSALS

The 2008 Annual Meeting is expected to be held on Wednesday, June 4, 2008.  If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company’s 2008 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company’s principal executive office by February 6, 2008.

OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting.  However, should any other matters properly come before the meeting; the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

AL MILLAR

President

ALPHA PRO TECH, LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H.Isaly, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Bally’s Hotel, 3645 Las Vegas Boulevard South, Las Vegas, Nevada on Monday, June 4, 2007, at 9:30 o’clock A.M. (local time) and at any adjournment thereof, hereby revoking any prior Proxy or Proxies.  This Proxy when properly executed will be voted as directed herein by the undersigned.  If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposal 2.

(Continued, and to be dated and signed on the other side)

☐	Please mark your votes
☒	as in this example.

1.	To elect as directors all the persons named below:

Al Millar	Robert H. Isaly
Sheldon Hoffman	John Ritota
Danny Montgomery	Russell Manock
David B. Anderson

For: ☐	Withhold vote: ☐

For, except vote withheld from the following nominee(s)

2.	Ratification of the appointment of PricewaterhouseCoopers, LLP, as Independent Registered Public Accountants of the Company

For: ☐	Against: ☐	Abstain: ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope

/ /
Signature(s)	Date